EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES

ATLANTA

BALTIMORE

WILMINGTON

MIAMI

BOCA RATON

PITTSBURGH

NEWARK

LAS VEGAS

CHERRY HILL

LAKE TAHOE

MYANMAR

OMAN

A GCC REPRESENTATIVE OFFICE

OF DUANE MORRIS

MEXICO CITY

ALLIANCE WITH

MIRANDA & ESTAVILLO

SRI LANKA

ALLIANCE WITH

GOWERS INTERNATIONAL

May 3, 2023

Harsco Corporation

Two Logan Square

100-120 North 18th Street, 17th Floor

Philadelphia, PA 19103

Re:	Registration Statement on Form S-8 Relating to the Harsco 2013 Equity and Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Harsco Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of 2,207,000 additional shares (the “Shares”) of the Company’s common stock, par value $1.25 per share, which Shares are reserved for issuance pursuant to Amendment No. 3 to the Company’s 2013 Equity and Incentive Compensation Plan, as amended (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with the opinions set forth in this letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Restated Certificate of Incorporation of the Company, the Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

DUANE MORRIS LLP
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196 PHONE: +1 215 979 1000 FAX: +1 215 979 1020

Harsco Corporation

May 3, 2023

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law as in effect on the date hereof, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and the Registration Statement and the related prospectus, will be legally issued, fully paid and non-assessable.

The opinions set forth above are limited to the laws of the State of Delaware as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP